Exhibit 10.7

NICOLET NATIONAL BANK
DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS
Revised and Restated effective January 1, 2009

NICOLET NATIONAL BANK DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS ARTICLE I The Plan 1.1. Establishment of Plan. Nicolet National Bank ("Nicolet"), a Wisconsin corporation, establishes a non-qualified deferred compensation plan for members of the Board of Directors who are not employed by Nicolet. This document defines the provisions of such non-qualified plan and shall be known as the Nicolet National Bank Deferred Compensation Plan for Non-Employee Directors (the "Plan"). 1.2. Purpose. The purpose of the Plan is to describe the terms of the arrangement under which certain directors of Nicolet may elect to defer a portion of their compensation as a director. 1.3. Effective Date. The Plan was originally effective as of January 1,2006. This Restatement is effective as of January 1, 2009. 1.4. Lack of Tax Qualification. The Plan is a non-qualified deferred compensation plan. It is not intended to meet the tax qualification requirements of S401(a) of the Internal Revenue Code of 1986 ("Code"). Participants are not intended to be taxed on their deferred compensation, however, until they are entitled to receive it. ARTICLE II Definitions 2.1. "Administrator" means the person appointed by Nicolet, from time to time, to administer the Plan. 2.2. "Beneficiary" means a person or persons (including a trust) designated by a Participant to receive any benefits under the Plan following his her death. The initial designation shall be made by the Participant through a beneficiary designation provided to the Administrator. A Participant may change his or her Beneficiary through the beneficiary designation. 2.3. "Deferral Account" means the sum of all Voluntary Deferrals and any earnings thereon. 2.4 "Director" means a non-employee member of the Board of Directors of Nicolet. 2.5. "Election Form" means the agreement a Participant must execute as a condition to Nicolet's obligation to contribute a Voluntary Deferral to a Participant's Deferral Account.

2.6. "Participant" means any Director who elects to make Voluntary Deferrals under the Plan. 2.7. "Plan Year" means the twelve (l2)-month period beginning January 1, 2006, and ending December 31, 2006, and each twelve (12)-month period thereafter. 2.8. "Trust" means the document entitled Trust in Conjunction with the Nicolet National Bank Deferred Compensation Plan for Non-Employee Directors which was created and executed coincident with the Plan." 2.9. "Voluntary Deferral" means all or a specified portion of the annual retainer and meeting fees receivable for service as a Director of Nicolet, but not any other compensation or expense reimbursement, that a Participant elects to defer and contribute to this Plan for a Plan Year. ARTICLE III Deferral Accounts 3.1. Participant Deferral Accounts. Nicolet shall establish and maintain a Deferral Account for each Participant. The Deferral Account is to be credited with all Voluntary Deferrals and any earnings thereon. The date of each such credit for a particular Plan Year will be determined by Nicolet and applied consistently to all Participants in that year. 3.2. Investment in Nicolet Stock. Any Voluntary Deferrals shall be transferred to the Trust established by Nicolet in conjunction with the Plan. The trustee of the Trust will invest the Voluntary Deferrals in shares of common stock of Nicolet, as set forth in the Trust. 3.3. Time of Election. Elections with respect to Voluntary Deferrals may be made at the following times: (a) A nominee for election for Director (who is not at the time of nomination a sitting director) may make an election to contribute a Voluntary Deferral any time before election to the Board and at any time within thirty (30) days after such nominee is elected to the Board. An election to make a Voluntary Deferral shall be effective upon such person's election to the Board, or at such time that the election is made if the election has been made within the aforementioned thirty (30) day period following the nominee's election to the Board; and shall be irrevocable as of the date it becomes effective; and shall only be effective with respect to annual retainer and meeting fees payable for the portion of the Plan Year after the election becomes effective. (b) A sitting Director who has never elected to make a Voluntary Deferral may elect to make a Voluntary Deferral at any time during the year. Such Voluntary Deferral election shall not, however, be effective until January 1 of the following year and shall be irrevocable as provided in Subsection (d) below.

(c) A sitting Director who has discontinued a Voluntary Deferral may again elect to make a Voluntary Deferral at any time during the year, but the election will not be effective until January I of the following year and shall be irrevocable as provided in Subsection (d) below. (d) Except as provided in Section 3.3(a) above, an initial election to defer compensation to be earned in a particular year must be made in the prior calendar year. An election to participate in the Plan shall be in the form of a document executed by the Director and filed with Nicolet. An election related to cash compensation otherwise payable in any particular calendar year shall become irrevocable on the last day prior to the beginning of such calendar year. An election shall continue until the Director ceases to be a Director or until s/he terminates or modifies such election by written notice. Any such termination or modification shall become effective as of the end of the calendar year in which such notice is given with respect to all cash compensation otherwise payable in subsequent calendar years. A Director who has filed a termination of election may thereafter again file an election to participate for any calendar year or years subsequent to the filing of such election. ARTICLE IV Payment of Benefits 4.1. End of Service on Board. If a Participant experiences a termination of service other than due to death (hereinafter referred to as "Separation Date"), Nicolet shall deliver to the Participant in-kind a lump sum amount equal to the fair market value of the Participant's Deferral Account held by the Trust in the form as set forth in section 4.3 below. Said distribution shall be made between January I and July I of the year immediately following the year of the Separation Date (the "Distribution Period"). For purposes of this Plan, the phrases "termination of service" and similar terminology all refer to a "separation from service" within the meaning of Code Section 409A and all regulations and guidance thereunder, and the terms of the Plan shall be interpreted as necessary to comply with the requirements of Code Section 409A and all regulations and guidance thereunder, provided that a Participant will not have experienced a "separation from service" if the Participant performs services for Nicolet as an independent contractor, employee, or otherwise at a level of service of more than 20% of the average level of service performed by the Participant during the 36 month period preceding the Separation Date. 4.2. Death. If the Participant's termination of service is due to death, the Deferral Account established hereunder shall be paid to the applicable Beneficiary designated by the Participant (or, if all such Beneficiaries so designated predecease the Participant or if no such Beneficiary is designated, to the legal representative of the Participant's estate) in-kind a lump sum amount equal to the fair market value of the Participant's Deferral Account held by the Trust in the form as set forth in section 4.3 below. Said distribution shall be made within 90 days of the date of the Participant's death.

4.3 Form of Payment. Payments from the Deferral Account will be made in whole shares of Nicolet common stock. The value of any fractional shares shall be made in cash. ARTICLE V Administration 5.1. Administration. This Plan shall be administered by Nicolet or its designee. Nicolet, or its designee, may establish rules for the administration of this Plan which are not inconsistent with the provisions of the Plan. Neither Nicolet nor its designees shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith. 5.2. Finality of Determination. The determination of Nicolet, or its designee, as to any questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons. 5.3. Tax Withholding. Nicolet may withhold, or require the withholding of, any federal, state, or local taxes required to be withheld with respect to any benefit payment. Upon discharge or settlement of such tax liability, Nicolet shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or, if such Participant is then deceased, to the Beneficiary or contingent Beneficiary of such Participant. ARTICLE VI Miscellaneous 6.1 Investment Ownership. Nicolet shall retain title to and beneficial ownership of all assets, whether cash or investments, which it may earmark to pay the Participant's deferred compensation. Neither the Participant nor his or her designated beneficiary shall have any property interest in Nicolet's specific assets. 6.2. Contractual Obligation. Nicolet has a contractual obligation to make payments from a Participant's account in accordance with Article IV. Payment of account balances, when due, shall be made out of the general funds of Nicolet. 6.3. Unsecured Interest. This Plan does not give a Participant or Beneficiary any interest whatsoever in any specific asset of Nicolet. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of Nicolet. 6.4. No Trust. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Nicolet and the Participant, his or her designated Beneficiary or any other person.

6.5. Non-Transferability. In no event shall Nicolet make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary. Prior to the time of payment hereunder, a Participant or a Beneficiary shall have no rights, by way of anticipation or otherwise, to assign, pledge, encumber, or otherwise dispose of any interest under this Plan, nor shall such rights be assigned or transferred by operation of law. 6.6. Amendment and Termination. Nicolet expects the Plan to be permanent, but reserves the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors. No amendment or termination shall operate to decrease any Participant account balances then in existence. If the Plan is terminated, all benefits under the Plan will be paid according to the terms of the Plan in effect at the time of termination and shall not be paid prior to the date they would have been paid if the Plan had not been terminated; provided, however, if the Plan is terminated as provided in Treasury Regulations Section 1.409A-3(j)(4)(ix), benefits under the Plan shall be paid in accordance with Treasury Regulations Section 1.409A-3(j)(4)(ix). 6.7. Applicable Law. This Plan shall be governed and interpreted in accordance with the laws of the State of Wisconsin. 6.8. Severability. If the Internal Revenue Service shall, at any time, interpret this Plan to be ineffective with regard to deferral of the Participant's income, and that interpretation becomes final and unappealable, then only those amounts in the Deferral Account which would be treated as taxable income by the Service at the time of such final interpretation shall be paid over to the Participant. All other assets in the Deferral Account at the time of the final interpretation shall be distributed to the Participant according to Article IV. IN WITNESS WHEREOF, Nicolet has caused this indenture to be executed as of the 21st day of December, 2010. NICOLET NATIONAL BANK By: ______________________________________ Robert B. Atnell, Chairman $ CEO